UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported):  June 4, 2004


                         SPORTAN UNITED INDUSTRIES, INC.
                         -------------------------------
              (Exact name of registrant as specified in its charter)


                                      TEXAS
                                      -----
                  (State or other jurisdiction of incorporation)


             000-25513                                 760333165
             ---------                                 ---------
     (Commission File Number)             (I.R.S. Employer Identification No.)


                    18205 Burkhardt Rd., Tomball Texas, 77377
                    -----------------------------------------
           (Address of principal executive offices, including zip code)


                                 (281) 290-6655
                                 --------------
              (Registrant's telephone number, including area code)

                           FORWARD LOOKING STATEMENTS


     This 8-K contains forward-looking statements. These statements relate to future events or future financial performance and involve known and unknown risks, uncertainties and other factors that may cause Sportan United Industries, Inc.'s ("Company" or "Sportan") or its industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements.

     In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.

     Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither the Company nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. The Company is under no duty to update any of the forward-looking statements after the date of this report to conform its prior statements to actual results.

     Further, this report contains forward looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act that involve substantial risks and uncertainties. Such statements include, without limitation, all statements as to expectation or belief and statements as to our future results of operations, the progress of any research, product development and clinical programs, the need for, and timing of, additional capital and capital expenditures, partnering prospects, the protection of and the need for additional intellectual property rights, effects of regulations, the need for additional facilities and potential market opportunities.. Our actual results may vary materially from those contained in such forward-looking statements because of risks to which we are subject, such as failure to obtain a corporate partner or partners to support the development of our stem cell programs, risks of delays in, or adverse results from, our research, development and clinical testing programs, obsolescence of our technology, lack of available funding, competition from third parties, intellectual property rights of third parties, failure of our collaborators to perform, regulatory constraints, litigation and other risks to which we are subject.

ITEM 1.     CHANGES  IN  CONTROL  OF  REGISTRANT.

     On June 4, 2004 we closed on a transaction acquiring all the common stock of PharmaFrontiers Corporation, a Texas corporation ("PharmaFrontiers"), pursuant to a stock agreement by and among the Company, PharmaFrontiers and the stockholders of PharmaFrontiers (the "Stock Transaction"). As a result of the Stock Transaction, PharmaFrontiers became a wholly-owned subsidiary of the Company, through which operations will be conducted. References herein to the Company include PharmaFrontiers.

     As a result of the closing of the Stock Transaction, we issued an aggregate of 6,386,439 shares of our common stock to the former shareholders of PharmaFrontiers (in exchange for all of the outstanding capital stock of PharmaFrontiers), resulting in the former shareholders of PharmaFrontiers owning approximately 86% of the issued and outstanding Company common stock. Additionally, Jason Otteson resigned as the director and sole officer, and Warren Lau was appointed as director to fill the vacancy of Mr. Otteson and was also appointed to serve as chief executive officer, chief operating officer, president and treasurer. Wayne Fritzsche was appointed vice president of corporate development and William Rouse was appointed chief financial officer, vice president of operations and administration and secretary.

OFFICERS  AND  DIRECTORS

     Our executive officers and directors are as follows:

     NAME:                   AGE:   POSITION:
     Warren C. Lau           50     Director, Chief Operating Officer, Chief
                                    Executive Officer, President and Treasurer
     Wayne Fritzsche         55     Vice President of Corporate Development
     William Rouse           56     Chief Financial Officer, Vice President of
                                    Operations and Administration, and Secretary
     Dewayne R. Deslatte     34     Director


     Warren C. Lau has served as a director, chief operating officer, president and treasurer since June 2004. Mr. Lau served as chief executive officer of PharmaFrontiers from January 2003 to May 2004. Mr. Lau was the co-founder of Biokeys Pharmaceuticals, Inc., and served as its president, chief executive officer and director from June 1996 until October 2002. From November 1997 to September 1998, Mr. Lau served as a director of Immune Complex Corporation and Synthetic Genetics, Inc., both privately held biotechnology companies. Mr. Lau has negotiated patent and technology license agreements with The University of Texas M. D. Anderson Cancer Center (1996), New York University (1998), The University of Southern California (2000), and The National Institutes of Health
(2002). Mr. Lau studied violin performance at the Southern Methodist University Meadows School of the Arts while concurrently completing all undergraduate Pre-Med prerequisites.

     R. Wayne Fritzsche has served as our vice president of corporate development since June 2004. Presently, Mr. Fritzsche serves as director for three private companies in the healthcare industry and as chairman of the board of Boston Biomedica. From October 2000 until November 2002, Mr. Fritzsche served as executive vice president of BioQuest. From October 1994 until July 2000, Mr. Fritzsche served as executive vice president, vice president of corporate development and director of Nobex Corporation. Mr. Fritzsche has been a founder or part of the founding group of 12 healthcare companies, and has been a board member of 18 healthcare firms. Mr. Fritzsche has a B.A. in Literature, a B.S. in Chemistry and an MBA from the University of San Diego.

     William Rouse has served as our chief financial officer and secretary since June 2004. For the past five years Mr. Rouse has served as a consultant serving positions such as executive vice president of sales and marketing, broker, bankruptcy consultant, interim president and interim chief operating officer. Prior to work as a consultant, Mr. Rouse was the chief marketing officer of Futorian, Stratford, Simmons & Stratolounger. Mr. Rouse has a B.S. in Industrial Engineering from Texas A&M University.

     Dwayne Deslatte, RN has served as a member of the Company's Board of Directors since March 2004. Mr. Deslatte is a Registered Nurse who since April 2001 has worked in general surgery with Texas Children's Hospital, and from January 2000 until April 2001 has worked in orthopedics at St. Joseph's Hospital. Mr. Deslatte received his B.S. in Nursing, cum laude, from Texas Women's University and his B.A. in History from Texas A&M University. While at Texas A&M University, Mr. Deslatte served in the Corps of Cadets for four years.

BOARD  COMPOSITION

     Our board of directors currently consists of two (2) members. Each of our directors is elected annually at our annual meeting. There are no family relationships between any of our officers and directors. The board of directors has not established any committees but plans to establish an audit committee, compensation committee, nominating and governance committee and a bioethics committee in the near future. The Company does not have an audit committee financial expert serving on its board of directors.

DIRECTOR  COMPENSATION

     Mr. Deslatte received 30,000 shares of Company common stock for compensation for serving as director of the Company. In addition, Mr. Deslatte is compensated for ordinary and necessary expenses incurred in attending any board of directors meeting.

     Mr. Lau entered into a director's agreement in April 2004 to help protect the Company's intellectual property, proprietary information and goodwill, received 20,000 shares of Company common stock upon execution of the agreement, and will receive $5,000 annually for each year he serves as director. Further, Mr. Lau will be compensated for expenses in attending and participating in meetings of the board of directors. The director's agreement contains confidentiality, non-compete/no-hire, assignment of inventions and conflict of interest provisions consistent with his fiduciary duty obligations owed to the Company.


EXECUTIVE  COMPENSATION

     The following table contains compensation data for our named executive officers who received total annual salary and bonus for the fiscal years ended September 30, 2003, 2002 and 2001 in excess of $100,000. Mr. Otteson is the only executive who earned in excess of $100,000 during the last three calendar years.

     Mr. Otteson served as the Company's chief executive officer until his resignation in May 2004 when Mr. Lau was appointed the Company's chief executive officer. Mr. Lau has not received any compensation from the Company in the three prior fiscal years.

                           Summary Compensation Table

     --------------------------------------------------------------------------
                                                               LONG TERM
                                                              COMPENSATION
     --------------------------------------------------------------------------
                                      ANNUAL COMPENSATION        AWARDS
     --------------------------------------------------------------------------
                                                               Securities
     Name and                         Salary       Bonus       Underlying
     Principal Position       Year      ($)         ($)      Options / SARs (#)
     --------------------------------------------------------------------------
     Jason G. Otteson,               $ 102,000
     Chief Executive          2003
     Officer
     --------------------------------------------------------------------------
                              2002   $ 102,000                   24,000
     --------------------------------------------------------------------------
                              2001   $ 102,000
     --------------------------------------------------------------------------



OPTION GRANTS

     There were no option grants to any named executive officer during the last fiscal year. There are options outstanding held by various employees to purchase 31,700 shares of common stock at prices ranging from $37.50 to $71.50 per share, the last of which expire in 2011.

                         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                     AND FY-END OPTION VALUES

                Shares
               Acquired                  Number of Unexercised         Value of Unexercised
                  on        Value    Securities Underlying Options        In-the- Money
               Exercise   Realized           at FY-End                   Options at FY-End
Name              (#)        ($)                (#)                          ($) (1)
-------------------------------------------------------------------------------------------------
                                     Exercisable    Unexercisable    Exercisable    Unexercisable
                                     -----------    -------------    -----------    -------------

Jason Otteson      --        --           --              --              --              --

LONG  TERM  INCENTIVE  PLANS

     In March 1999, Sportan adopted its 1999 Stock Option Plan (the "Plan"). The terms of the Plan can be found in previous Act filings. No awards were made to a named executive in the last completed fiscal year under this Plan.


EMPLOYMENT  AGREEMENTS

     Mr. Lau's employment agreement provides for an annual salary of $98,000 and is effective through January 2007, and shall automatically be extended until January 2010 unless a written notice of discontinuation has been received by Lau or the Company. The agreement provides for an annual bonus to be determined from time to time by the board of directors. Mr. Lau's agreement contains non-compete, non-solicit, and non-disclosure provisions consistent with his fiduciary duty obligations owed to the Company. Additionally, Mr. Lau signed an assignment of inventions agreement where Mr. Lau acknowledges that any invention discovered by him during his employment with the Company shall be the property of the Company.

     Mr. Fritzsche was issued 231,500 shares of Company common stock upon execution of his employment agreement. Mr. Fritzsche's agreement does not provide for an annual salary and is effective through April 2007. Mr. Fritzsche has the right to purchase in April 2006 200,000 shares of Company common stock at a price per share equal to 80% of the then current market value, and in April 2007 another right to purchase 200,000 shares of Company common stock at a price per share equal to 80% of the then current market value. Mr. Fritzsche's agreement contains confidentiality, non-compete, non-solicit, assignment of inventions and conflict of interest provisions consistent with his fiduciary duty obligations owed to the Company.

     William C. Rouse's employment agreement provides for an annual salary of $55,000 and expires in April 2005. Upon signing the employment agreement, Mr. Rouse purchased 150,000 shares of Company common stock for nominal consideration. Additionally, Mr. Rouse was issued an option to purchase 100,000 shares of Company common stock at a price per share that is 80% of the then current market value which vests upon the earlier of: (1) the acquisition of more than 50% of the common stock of Company by an acquirer at a total market value exceeding two hundred fifty million dollars, or (2) a financing of Company with one time proceeds of at least ten million dollars which values the then outstanding Company common stock at one hundred million dollars or more. Mr. Rouse's agreement contains confidentiality, non-compete, non-solicit, assignment of inventions and conflict of interest provisions consistent with his fiduciary duty obligations owed to the Company.


CERTAIN  TRANSACTIONS

     In December 2003, Jason Otteson exchanged $448,667 of outstanding indebtedness with the Company for a convertible note payable in the amount of $12,500, which he later converted into 250,000 shares of Company common stock in February 2004. Mr. Otteson owns an additional 71,820 shares of Company common stock for which he paid nominal consideration.

     The Company borrowed $36,000 from Mr. Jarkesy bearing interest at 12% per annum, $11,000 of which matures in October 2004 and $25,000 of which matures in November 2004. Mr. Jarkesy acquired 500,000 shares of Company common stock in July 2003 in consideration for $50,000. Mr. Jarkesy received 1,012,500 shares of Company common stock in the Stock Transaction in exchange for his shares of PharmaFrontiers common stock purchased for nominal consideration.

     William Lau received 1,298,748 shares of Company common stock in the Stock Transaction in exchange for his PharmaFrontiers common stock purchased for nominal consideration.

     Dwayne Deslatte received 30,000 shares of Company common stock in exchange for services as a director of the Company in May 2004.

     Wayne Fritzsche received his 500,000 shares of Company common stock in the Stock Transaction in exchange for his PharmaFrontiers common stock purchased for nominal consideration.

     William Rouse received his 150,000 shares of Company common stock in the Stock Transaction in exchange for his PharmaFrontiers common stock purchased for nominal consideration.

     Brewer & Pritchard, P.C. received 70,000 shares of Company common stock in December 2003 in exchange for services rendered and received 230,000 shares of Company common stock in the Stock Transaction purchased for nominal consideration.

     The University of Chicago ("University") received 187,688 shares of Company common stock in February 2004 as partial consideration for granting a License to the Company. Upon the successful rescue of diabetic mice by implantation of insulin producing cells generated from peripheral monocyte derived cells, the University will receive another 187,688 shares of Company common stock. Additionally, the University has anti-dilution rights which rights, as well as other terms of the License, are discussed in Item 5 of this Form 8-K.

     In April 2004, Mr. Jeffrey H. Adduci and Mr. Robert H. Gow agreed to serve as directors of PharmaFrontiers, our subsidiary. In May 2004, Mr. Michael Redman agreed to serve as a director of PharmaFrontiers. To help protect PharmaFrontiers' intellectual property, proprietary information and goodwill, the directors of our subsidiary agreed to enter into separate agreements with PharmaFrontiers. The agreements are substantially similar and include confidentiality, non-compete/no-hire, assignment of inventions and conflict of interest provisions consistent with their fiduciary duty obligations owed to PharmaFrontiers. The agreement does not contain a termination or expiration clause. Compensation under each agreement is different for each director. Mr. Adduci received 20,000 shares of Company common stock for signing the agreement and will receive a $5,000 annual payment. Mr. Gow received 80,000 shares of Company common stock for signing the agreement and will receive a $1,000 monthly payment. Mr. Redman received 80,000 shares of Company common stock for signing the agreement. All directors are compensated for ordinary and necessary expenses incurred in attending any board of directors meeting.



PRINCIPAL  STOCKHOLDERS

     We have 7,416,838 shares of common stock issued and outstanding as of the date hereof. The following table sets forth, as of such date, information with respect to shares beneficially owned by:

     - each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
     -    each of our directors;
     -    each of our named executive officers; and
     -    all of our directors and executive officers as a group.

     Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Under this rule, shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within 60 days of the date of this table. In computing the percentage ownership of any person, the amount of shares includes the amount of shares beneficially owned by the person by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person does not necessarily reflect the person's actual voting power.

     To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

------------------------------------------------------------------------------------------------------
NAME AND ADDRESS OF BENEFICIAL        NUMBER OF SHARES BENEFICIALLY  PERCENTAGE OF OUTSTANDING SHARES
OWNER                                 OWNED
------------------------------------------------------------------------------------------------------
George Jarkesy                                   1,512,500                             20.39%
------------------------------------------------------------------------------------------------------
Warren C. Lau                                    1,298,748                             17.51%


------------------------------------------------------------------------------------------------------
Wayne Fritzsche                                    500,000                              6.74%
------------------------------------------------------------------------------------------------------
Jason G. Otteson                                   321,820                              4.34%
------------------------------------------------------------------------------------------------------
Dwayne Deslatte                                     30,000                               0.4%
------------------------------------------------------------------------------------------------------
Directors and Executive Officers as              1,978,478                             26.68%
a Group (4 persons)
------------------------------------------------------------------------------------------------------

     Mr. Lau, Fritzsche and Deslatte's, business address is the same as our principal executive office. Mr. Otteson's business address is 3170 Old Houston Road, Huntsville, TX 77340.


DESCRIPTION OF SECURITIES

     General

     We are authorized to issue 50,000,000 shares of common stock, $.05 par value, and 10,000,000 shares of preferred stock, $.001 par value.

     Common stock

     As of June 1, 2004 there were 7,416,838 shares of common stock issued and outstanding that were held of record by approximately 143 shareholders.

     The holders of common stock are entitled to one vote per share with respect to all matters required by law to be submitted to stockholders. The holders of common stock have the sole right to vote, except as otherwise provided by law or by our certificate of incorporation, including provisions governing any preferred stock. The common stock does not have any cumulative voting, preemptive, subscription or conversion rights. Election of directors and other general stockholder action requires the affirmative vote of a majority of shares represented at a meeting in which a quorum is represented. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

     Subject to the rights of any outstanding shares of preferred stock, the holders of common stock are entitled to receive dividends, if declared by our board of directors out of funds legally available. In the event of liquidation, dissolution or winding up of the affairs of the Company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding.

     Preferred stock

     As of June 1, 2004 there were no shares of preferred stock issued and outstanding.

     Our board of directors has the authority, without action by our stockholders, to designate and issue preferred stock in one or more series. Our board of directors may also designate the rights, preferences, and privileges of each series of preferred stock, any or all of which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

     -    restricting  dividends  on  the  common  stock;
     -    diluting  the  voting  power  of  the  common  stock;
     -    impairing  the  liquidation  rights  of  the  common  stock;  and
     - delaying or preventing a change in control of the Company without further action by the stockholders.

     Transfer agent

     The transfer agent and registrar for our common stock is American Register & Transfer.

     Disclosure Of Commission Position On Indemnification For Securities Act Liabilities

     Texas law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Our articles of incorporation limit the liability of directors to Sportan or its stockholders to the fullest extent permitted by Texas law. Specifically, directors will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith that constitute a breach of duty of the director to the company or an act or omission which involves intentional misconduct or a knowing violation of law, (iii) for an act or omission for which the liability of a director is expressly provided by an applicable statute, or (iv) for any transaction from which the director received an improper personal benefit, whether the benefit resulted from an action taken within the scope of the director's office.

     The inclusion of this provision in the articles of incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the company and its stockholders.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons as provided in the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is unenforceable.

     In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Shares  Eligible  for  Future  Sale

     Of the 7,416,838 shares of common stock outstanding, a total of 6,389,439 shares were issued in the Stock Transaction and are "restricted securities" subject to the resale limitations of Rule 144. Of the 6,386,439 shares issued in the Stock Transaction, a total of 3,941,248 are subject to a lock-up agreement that precludes any sales prior to June 4, 2005 and, thereafter, limits sales of up to an aggregate of 492,656 shares of Company common stock per 90-day period. This lock-up shall terminate if the last sales price of the Company common stock is at or above $10.00 per share for 10 out of 20 consecutive days, or upon a "change of control" transaction. Of the 1,030,399 shares of Company common stock that were outstanding prior to the Stock Transaction, a total of 891,820 of these shares are subject to another lock-up agreement effective May 2004 that limits sales up to an aggregate of 74,319 shares of Company common stock per 90-day period. This lock-up agreement restriction shall terminate if the last sales price of the Company common stock is at or above $10.00 per share for 10 out of 20 consecutive days commencing from the date of the Stock Transaction, or upon a "change of control" transaction.

     George Jarkesy and Brewer & Pritchard, P.C. executed separate registration rights agreements in May 2004 which agreements provided for a demand registration right to cause the Company to use its best efforts to register the resale of Company common stock by means of a registration pursuant to the Securities Act of 1933, as amended, within 90 days of receiving notice of demand from Jarkesy and Brewer & Pritchard, P.C.


     In general, restricted securities may be sold pursuant to Rule 144 after they have been fully paid for and beneficially owned for one year and the shares are sold in brokers' transactions or to market makers in an amount per quarter not to exceed the greater of 1% of the number of shares of common stock then outstanding or the average weekly trading volume for a four-week prior to such sale.

     The Company is unable to estimate the number of shares to be sold in the future by its stockholders, since this will depend upon the market price for the common stock, the personal circumstance of the sellers and other factors. Previously, there has been a limited market for the common stock and the sale of a substantially number of shares on the market may significantly reduce the market price.


RECENT SALES OF UNREGISTERED SECURITIES

     All of the following transactions were completed pursuant to Section 4(2) of the Act. With respect to issuances made pursuant to Section 4(2) of the Act, the transactions did not involve any public offering and were sold to a limited group of persons. Each recipient either received adequate information about the Company or had access, through employment or other relationships, to such information, and the Company determined that each recipient had such knowledge and experience in financial and business matters that they were able to evaluate the merits and risks of an investment in the Company.

     All sales of the Company's securities were made by officers of the Company who received no commission or other remuneration for the solicitation of any person in connection with the respective sales of securities described above. The recipients of securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions.

     In June 2004, the Company issued 6,386,439 shares of its common stock to 37 accredited investors in connection with the Stock Transaction in which the Company acquired all of the capital stock of PharmaFrontiers.

     In May 2004, one individual was issued 30,000 shares of Company common stock and another individual was issued 3,000 shares of Company common stock.

     In April 2004, a creditor agreed to discharge $41,199 of outstanding indebtedness for 3,000 shares of Company common stock.

     In the quarter ending December 31, 2003, several creditors agreed to discharge debt with the Company in exchange for 80,600 shares of common stock and $8,696 in cash.

     In December 2003, Brewer & Pritchard, P.C., an accredited investor, agreed to forgive debt with the Company in exchange for 70,000 shares of Company common stock.

     In December 2003, a creditor agreed to discharge $448,667 of outstanding debt with the Company for a convertible note payable in the amount of $12,500, which he later converted into 250,000 shares of Company common stock in February 2004.

     In July 2003, the Company sold 500,000 shares of common stock to an individual for $50,000.

     In June 2003, the Company converted 2,144,006 shares of convertible preferred stock (and accrued and unpaid interest) into 46,440 shares of common stock.

     In September 2001, the Company issued options to purchase 3,800 shares of Company common stock at an exercise price of $70.00 per share to 6 employees for services rendered.

     In July 2001, the Company issued options to purchase 15,000 shares of Company common stock to the former chief executive officer at an exercise price of $71.50 per share for services rendered.


ITEM  2.       ACQUISITION  OR  DISPOSITION  OF  ASSETS.

               Inapplicable.

ITEM  3.       BANKRUPTCY  OR  RECEIVERSHIP

               Inapplicable.

ITEM  4.       CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

               Inapplicable.

ITEM  5.       OTHER  EVENTS.



                                  OUR BUSINESS

OVERVIEW

     We have recently entered the biotechnology industry, specifically the research and development of adult pluripotent stem cells derived from adult human peripheral blood. Initially, our business strategy will be focused on raising capital in order to (i) open and operate a blood cell bank, (ii) open and operate a research and development facility, and (iii) collaborate with various third parties including, but not limited to, sublicenses, licenses and patents related to research and development of cellular therapies using adult pluripotent stem cells.

     We believe that further research and development of adult pluripotent stem cells from adult human peripheral blood could improve many conditions and diseases affecting humans. Ideally, we plan to produce or create, either through our own research and development or in collaboration with third parties, acceptable product(s) to be sold to end line users.

ORGANIZATIONAL  HISTORY

     The Company was incorporated in Texas in 1986 and initially competed in the sports trading card and memorabilia business. In 1999, management concluded that the trading card business was providing insufficient growth and subsequently sold the sports trading cards and supplies segment of its business. During the last five years, the Company ventured into the novelty and memorabilia merchandise field. At that time, the Company began to focus on internet fulfillment of products in the sports marketplace. In February 2002, we reduced our operations due to the decline in demand for outsourced internet fulfillment companies, and to stabilize our financial condition. We also began searching for opportunities for merger related growth prospects. In May 2004, we entered the biotechnology industry, specifically the research and development of adult pluripotent stem cells derived from adult human peripheral blood, by acquiring all of the capital stock of PharmaFrontiers.

THE BACKGROUND AND ADVANTAGES OF STEM CELLS

     GENERAL  OVERVIEW

     Cells are the basic unit of the tissues that comprise the human body. Human tissues make up all of the systems in the body, such as neuronal tissue (brain) or cardiac tissue (heart). Each type of tissue has a functional use to the human body. For example, integumentary tissue (skin) provides protection for the body from the elements while hepatic tissue (liver) allows the body to filter blood.

     Stem cells are non-specialized cells that have not yet differentiated into specific cells with a particular function in the human body. These non-specialized cells are able to continue to divide and regenerate for periods of time through cell division. These stem cells also have the property of being able to differentiate into the specialized cells that make up the individual tissues of the body, such as pancreatic (pancreas) tissue that produces insulin.

     Every human begins life when a single cell, the zygote, is formed after fertilization. After fertilization, the zygote divides and forms two cells. This process continues several times, two cells dividing into two more and so on. About five days after conception, a tiny ball of cells has formed, this is known as the blastocyst. Inside the blastocyst are two types of cells, the trophoblast and the inner cell mass. The inner cells are known as embryonic stem cells. These cells have a "blank slate" and can be differentiated into any cell type in the human body. These stem cells are therefore called pluripotent stem cells. These embryonic stem cells are the cells over which a great deal of ethical and scientific controversy has ensued, leading up to President Bush's September 2001 ban on Federal Funding for any new embryonic stem cell lines.

     In addition to the stem cells formed within the blastocyst, stem cells are also found within various tissues that make up the body. For example, bone marrow stem cells are found within the marrow of the bone and they give rise to all of the specialized blood cell types. These cell types carry the name adult stem cells. Adult stem cells are usually programmed to form different cell types of their own tissue, and carry the name mutlipotent, or able to create several different types of cells but all within the same type of tissue. Scientists have identified adult stem cells in many of the body's organs. Adult stem cells that are found in the bone marrow include hematopoietic stem cells, endothelial stem cells, and mesenchymal stem cells.
Hematopoietic stem cells form blood, endothelial stem cells form the vascular system (veins and arteries), and mesenchymal stem cells form muscle, fat, cartilage, bone, and fibroblasts.

     A third source for obtaining stem cells has been through collecting those that reside in the umbilical cord blood of a newborn baby. The umbilical cord is the tissue that ties a baby to the mother within the womb. After the baby is born amounts of blood can be collected from the umbilical cord and cryofrozen. The drawback to these cells is that they are unable to be cultured indefinitely in the laboratory.

     THE USE OF STEM CELLS

     Stem cells can be utilized in several different therapeutic modalities. Some modalities are proven therapies, while some merely hold out promise for the future.

     One of the major potential benefits of stem cell research is to discover the process by which stem cells differentiate. It is known that genes control the ways in which differentiation is turned on and off by cells. Achieving an understanding of the controls within the cell that turn on and off the proliferation of one normal regular cell into a tumor of useless abnormal cells could hold great promise. So by understanding the intricate triggers that allow a stem cell to differentiate into different types of functioning cells, the opportunity exists to understand mechanisms that cause cancer or birth defects.

     The use of stem cells to test drugs is another area that holds promise. By being able to reproduce large numbers of differentiated stem cells, a company can have an available proving ground for new drugs. The lab grown tissues would allow for measuring drug toxicity on differentiated cells.

     Last is the potential of actually generating cells and tissues that could be transplanted into the body to regenerate tissues damaged by disease, infection, injury, and other factors.

     ETHICAL  IMPLICATIONS

     The phrase "stem cell" came to prominence in the summer of 2001 as a debate regarding the ethical/moral dilemmas inherent to the use of embryonic stem cells. At issue was the Federal funding for the creation of embryonic stem cell lines. World opinion was heavily focused upon the issue, with the Vatican, Right to Life organizations, prominent synagogues in the United States, and the scientific community taking positions. The Roman Catholic Church was steadfastly against any embryonic stem cell use or development, including the use of already developed stem cell lines. On August 9, 2001 President George W. Bush addressed the nation and approved Federal funding for the up to 60 existing lines of human embryo stem cell lines available. Within his address the President pointed out that other sources such as umbilical stem cells and adult stem cells offer promise. Our use of pluripotent stems cells from the adult donation of blood, therefore, sidesteps the entire issue raised by the use of embryonic stem cells.


     HISTORICAL USE OF ADULT STEM CELLS

     For the last 40 years adult stem cells have been successfully used as a treatment for cancer, especially cancers such as leukemia, lymphoma, and several inherited disorders of the blood. This type of treatment is known as Bone Marrow Transplant (BMT). A patient who has leukemia has a disease of the blood cells wherein the blood cells do not function properly. When this occurs stem cells can be harvested from the patient's own body using a technique called leukapheresis, or harvested from the bone marrow of a matched donor. A special catheter is placed into the patient and medications are given that encourage the bone marrow to release bone marrow into the blood stream. The stem cells are then taken from the bloodstream. At this point the patient undergoes high doses of radiation and/or chemotherapy. This destroys the patient's abnormal blood cells and kills the cancerous cells. The stem cells are then reintroduced into the body to restart the bone marrow and allow the bone marrow to begin production of a healthy system of blood cells. This procedure can be very painful for the patient and difficult to collect. We believe isolating stem cells from peripheral blood would revolutionize treatment using adult pluripotent stem cells.

     IMPORTANCE OF ADULT PLURIPOTENT STEM CELLS

     We believe that adult pluripotent stem cells may be suitable for use in treating a wide variety of disorders and diseases, and possibly in ameliorating a symptom associated with one or more of those diseases or disorders. Further, this technology may eventually offer researchers a practical alternative to the use of embryonic stem cells for research, drug discovery, and transplantation.

     Because of the cell's ability to be frozen, thawed, and then expanded, the cells may be harvested from any individuals wishing to store these cells for potential later use. Several companies currently offer a service like this to expectant parents who may choose to bank their newborn's umbilical cord blood which contains stem cell-like cells. We believe that this market may have opportunity for growth.

     Specifically, we believe that upon further research and development, adult pluripotent stem cells may be useful in the treatment of numerous disease and conditions, including, but not limited to the following:

  -  Heart  attack  or  heart  transplant
  -  Stroke
  -  Parkinson's  disease
  -  Diabetes
  -  Liver  disease
  -  Viral  hepatitis
  -  Cirrhosis
  -  Arthritis

     We do not currently have the capabilities to research, develop, and commercialize the potential uses of adult pluripotent stem cells. However, we intend to either expand our capabilities or enter into partnership with third parties that will enable the Company to develop product(s) or process(es) to be sold to end line users

OUR  CURRENT  TECHNOLOGY

     We have the exclusive, worldwide rights to technology developed at Argonne National Laboratory, a U.S. Department of Energy Laboratory operated by the University of Chicago ("Argonne"), related to the discovery of adult pluripotent stem cells in adult human peripheral blood (the "License"). The License, dated February 2004, is between the University of Chicago ("University") and PharmaFrontiers. The material terms of the License include:

     RIGHTS  TO  PATENT  APPLICATIONS

     The License grants exclusive, worldwide rights to the following patent applications in the field of cell therapy for treatment of human diseases: (1) US patent application - 10/704,110, title "Human stem cell materials and methods," and (2) PCT application -US03/35538 (the "Patent Applications"). The Patent Applications are related to technology including, but not limited, to the following:

          1. Methods and/or processes that enable scientists to obtain adult pluripotent stems from adult human peripheral blood ;
          2.   Adult  pluripotent  stem  cells,  themselves;
          3. Methods and/or processes for separating, propogating and differentiating adult pluripotent stem cells into specific stem cell types;
          4. Methods and/or processes for which adult pluripotent stem cells may be used to treat a wide variety of diseases;
          5. The use of adult pluripotent stem cells for the purpose of drug development and drug toxicology studies; and
          6. Methods and/or processes for cryofreezing and then "banking" adult pluripotent stem cells for future use by a patient.

EQUITY INTEREST PROVIDED TO THE UNIVERSITY PURSUANT TO THE LICENSE

     The Company has agreed to grant the University additional shares of common stock, if and when the Company has reached certain scientific objectives in the development of the technology included in the License. At this time, it is uncertain if and when the objectives will occur, but the Company does not believe such objectives will occur in the next year

     CYTONET GMBH & CO. KG SUBLICENSE

     The Company has agreed to grant a sublicense to Cytonet GmbH& Co. KG (Cytonet) in at least two fields of use (the "Cytonet Sublicense"). We have agreed to use our best efforts to enter into the Cytonet Sublicense within six
(6) months after contact with Cytonet. If a sublicense is not granted to Cytonet within six (6) months after the beginning of negotiations, the University has the right to amend the license to exclude the fields of (a) generation of hepatocytes and endothelial cells for the treatment of hepatic disorders, and (b) generation of cardiomyocytes and endothelial cells for the treatment of cardiac disorders. If the University elects to amend the License as stated, the University will have 120 days to enter into a sublicense with Cytonet, or the License will be amended to reflect those fields being re-included in the License. The Company began negotiations with Cytonet in March 2004 and believes that the Company will enter into the Cytonet Sublicense in accordance with the License.


     REQUIRED RESEARCH AND DEVELOPMENT EXPENDITURES

     The Company must meet diligence requirements with respect to expenditures on research and development. The Company must expend at least $2,000,000 within two (2) years of the execution of the License and at least an additional $4,000,000 within four (4) years of the execution of the License, half of each amount may be expended by sublicensees. Failure to meet the above criteria may result in the License being amended to restrict the grant to only: (a) an exclusive license in two cell therapy areas, and (b) a non-exclusive license in the remaining cell areas. If an amendment is not made within the thirty days, the University will have the right to terminate the agreement.

     REQUIRED  DISCLOSURE  REGARDING  FUTURE  FINANCINGS

     The Company is required to notify the University upon the close of each financing completed by the Company and to provide the University with an updated capitalization table.

     MARKETING  AND  ADVERTISING

     The Company has agreed not to use the University or Argonne's name in any commercial activity, press release, marking, advertising or sales brochures except with prior written consent, which consent may be granted or withheld in such party's sole discretion. Further, the Company has agreed to prohibit its sublicensees and affiliates from using the name of the University, Argonne, The Department of Energy and/or the U.S. Government in a commercial activity without the prior written consent of the University. The Company has received permission to use such names in this filing, as well as all future filings.

     TERMINATION

     The License sets forth several material conditions and/or requirements that the Company must achieve. If the Company is unsuccessful in achieving such conditions and/or requirements, the License may be terminated. Specifically, we will be in default if we fail to do the following:

  1. Failure  to  timely  make  royalties,  patent  costs,  or other costs;
  2. Failure to sell a product or method based on the licensed technology by February 2010;
  3. Failure  to  issue  equity  interest  when  appropriate;  and
  4. Failure  to  expend  appropriate  funds  on  research and development.

BUSINESS  STRATEGY

     Currently, the Company is in the process of establishing itself in the biotechnology field. We need to raise capital in order to further establish ourselves in the biotechnology field. The additional capital will be used to
(i) create a blood cell bank; (ii) create an in-house research and development facility; and (iii) enter into various third party agreements.

     BLOOD CELL BANKING. The Company plans on creating a blood cell bank that will cryofreeze and store an individual's blood until such time that the patient needs their stem cells. We believe that an opportunity exists in the marketing and collection of stem cells for private individuals for use in the future. Such private individuals may be able to benefit from stem cell therapies currently in development.

     The Company's strategy is to open a blood cell bank within a year; however, there is no guarantee that such operation will be completed within the year. We will need to raise additional capital in order to finance the initial cost of setting up the blood cell bank, however at this time, we are unable to estimate such cost.

     IN-HOUSE RESEARCH AND DEVELOPMENT FACILITY. We plan to open a laboratory and employ qualified scientist to research and develop cellular therapies. Our goal is to eventually produce a product that will be sold to consumers.
Initially, we plan to focus our research and development on a few of the potential areas of licensed technology, but we have not yet determined which of these areas our focus will be on. Further we plan to sell adult pluripotent stem cells created at our laboratory to various third party research facilities and companies.

     Although we plan to open the laboratory within the next year, we do not believe we will produce a product within the next few years nor can we quantify the costs required to open and operate a laboratory. In order to open the laboratory and employ scientists we will need to raise additional capital and there is no guarantee that even with such additional capital we will be able to open the laboratory.

     THIRD PARTY ARRANGEMENTS AND ACQUIRING OTHER LICENSEES AND PATENTS. We plan to expand our presence in the biotechnology industry by sublicensing some of our rights to the licensed technology to research organizations and other third parties and acquiring other licenses and patents. We currently do not have any sublicenses but are in discussions with several third parties.
Additionally, we are continuously looking for opportunities to acquire additional licenses or patents that will benefit and/or broaden our focus on adult pluripotent stem cells therapies.

     We believe that by sublicensing some of the rights to the licensed technology to research organizations and other third parties, the Company will be able to more fully realize the potential that lies in the use of the licensed technology. Our goal is to eventually create various commercially available products that can be sold to end line users or other research facilities.

     In order to seek out viable third party candidates, we will need additional capital. However, even with the additional capital, there is no guarantee that we will find third party candidates that meet our criteria or that we will be able to reach an agreement with such third parties.

COMPETITION

     The development of therapeutic agents for human disease is intensely competitive. Major pharmaceutical companies currently offer a number of pharmaceutical products to treat heart attack, stroke, Parkinson's disease, diabetes, liver diseases, arthritis and other diseases for which our technologies may be applicable. Many pharmaceutical and biotechnology companies are investigating new drugs and therapeutic approaches for the same purposes, which may achieve new efficacy profiles, extend the therapeutic window for such products, alter the prognosis of these diseases, or prevent their onset. We believe that our products, when and if successfully developed, will compete with these products principally on the basis of improved and extended efficacy and safety and their overall economic benefit to the health care system. We expect competition to increase. We believe that our most significant competitors will be fully integrated pharmaceutical companies and more established biotechnology companies. Smaller companies may also be significant competitors, particularly through collaborative arrangements with large pharmaceutical or biotechnology companies. Some of our main competitors include Aastrom Biosciences, Geron, Gamida-Cell Ltd, Stem Cells Inc., Cellerant Therapeutics, and Osiris
Therapeutics. Many of these competitors have significant products in development that could be competitive with our potential products.

     Our competitive position will be determined in part by the products or therapies that are produced from our technology. Our competitive position also depends upon its ability to attract and retain qualified personnel, obtain patent protection or otherwise develop or license proprietary products or processes, secure sufficient capital resources to complete product development and regulatory processes, to build a marketing and sales organization, and to build or obtain large-scale manufacturing facilities.

PATENTS,  PROPRIETARY  RIGHTS  AND  LICENSES

     We believe that proprietary protection of inventions related to adult pluripotent stem cells will be critical to our future business. As of May 13, 2004, we have rights to the Patent Applications. We understand the importance of confidentiality and protection of its intellectual property. We rely upon trade-secret protection for its confidential and proprietary information and takes active measures to control access to that information. The Company currently has non-disclosure agreements will all its employees.

GOVERNMENT  REGULATION

     Our research and development activities and the future manufacturing and marketing of our potential products are, and will continue to be, subject to regulation for safety and efficacy by numerous governmental authorities in the United States and other countries.

     In the United States, pharmaceuticals, biologicals and medical devices are subject to rigorous Food and Drug Administration, or FDA, regulation. The Federal Food, Drug and Cosmetic Act, as amended, and the Public Health Service Act, as amended, the regulations promulgated there under, and other Federal and state statutes and regulations govern, among other things, the testing, manufacture, safety, efficacy, labeling, storage, export, record keeping, approval, marketing, advertising and promotion of our potential products. Product development and approval within this regulatory framework takes a number of years and involves significant uncertainty combined with the expenditure of substantial resources.

  FDA  APPROVAL

  The steps required before our potential products may be marketed in the United States include:

     STEPS  AND  CONSIDERATIONS:

     1.  PRECLINICAL  LABORATORY  AND  ANIMAL  TESTS.

     Preclinical tests include laboratory evaluation of the product and animal studies in specific disease models to assess the potential safety and efficacy of the product and our formulation as well as the quality and consistency of the manufacturing process.

     2. SUBMISSION TO THE FDA OF AN APPLICATION FOR AN INVESTIGATIONAL NEW DRUG EXEMPTION, OR IND, WHICH MUST BECOME EFFECTIVE BEFORE U.S. HUMAN CLINICAL TRIALS MAY COMMENCE.

     The results of the preclinical tests are submitted to the FDA as part of an IND, and the IND becomes effective 30 days following its receipt by the FDA, as long as there are no questions, requests for delay or objections from the FDA.

     3. ADEQUATE AND WELL-CONTROLLED HUMAN CLINICAL TRIALS TO ESTABLISH THE SAFETY AND EFFICACY OF THE PRODUCT.

     Clinical trials involve the evaluation of the product in healthy volunteers or, as may be the case with our potential products, in a small number of patients under the supervision of a qualified physician. Clinical trials are conducted in accordance with protocols that detail the objectives of the study, the parameters to be used to monitor safety and the efficacy criteria to be evaluated. Any product administered in a U.S. clinical trial must be manufactured in accordance with clinical Good Manufacturing Practices, or GMP, determined by the FDA. Each protocol is submitted to the FDA as part of the IND. The protocol for each clinical study must be approved by an independent Institutional Review Board, or IRB, at the institution at which the study is conducted and the informed consent of all participants must be obtained. The IRB will consider, among other things, the existing information on the product, ethical factors, the safety of human subjects, the potential benefits of the therapy and the possible liability of the institution.

Clinical development is traditionally conducted in three sequential phases, which may overlap:

     In Phase I, products are typically introduced into healthy human subjects or into selected patient populations to test for adverse reactions, dosage tolerance, absorption and distribution, metabolism, excretion and clinical pharmacology.

     Phase II involves studies in a limited patient population to (i) determine the efficacy of the product for specific targeted indications and populations,
(ii) determine optimal dosage and dosage tolerance and (iii) identify possible adverse effects and safety risks. When a dose is chosen and a candidate product is found to be effective and to have an acceptable safety profile in Phase II evaluations, Phase III trials begin.

     Phase III trials are undertaken to conclusively demonstrate clinical efficacy and to test further for safety within an expanded patient population, generally at multiple study sites.

     The FDA continually reviews the clinical trial plans and results and may suggest changes or may require discontinuance of the trials at any time if significant safety issues arise.

     4.  SUBMISSION  TO  THE  FDA  OF  MARKETING  AUTHORIZATION  APPLICATIONS.

     The results of the preclinical studies and clinical studies are submitted to the FDA in the form of marketing approval authorization applications.

     5. FDA APPROVAL OF THE APPLICATION(S) PRIOR TO ANY COMMERCIAL SALE OR SHIPMENT OF THE DRUG. BIOLOGIC PRODUCT MANUFACTURING ESTABLISHMENTS LOCATED IN CERTAIN STATES ALSO MAY BE SUBJECT TO SEPARATE REGULATORY AND LICENSING REQUIREMENT.

     The testing and approval process will require substantial time, effort and expense. The time for approval is affected by a number of factors, including relative risks and benefits demonstrated in clinical trials, the availability of alternative treatments and the severity of the disease. Additional animal studies or clinical trials may be requested during the FDA review period, which might add to that time.

     After FDA approval for the product, the manufacturing and the initial indications, further clinical trials may be required to gain approval for the use of the product for additional indications. The FDA may also require unusual or restrictive post-marketing testing and surveillance to monitor for adverse effects, which could involve significant expense, or may elect to grant only conditional approvals.

     FDA  MANUFACTURING  REQUIREMENTS

     Among the conditions for product licensure is the requirement that the prospective manufacturer's quality control and manufacturing procedures conform to the FDA's current good manufacturing practice (GMP) requirement. Even after product licensure approval, the manufacturer must comply with GMP on a continuing basis, and what constitutes GMP may change as the state of the art of manufacturing changes. Domestic manufacturing facilities are subject to regular FDA inspections for GMP compliance, which are normally held at least every two years. Foreign manufacturing facilities are subject to periodic FDA inspections or inspections by the foreign regulatory authorities with reciprocal inspection agreements with the FDA. Domestic manufacturing facilities may also be subject to inspection by foreign authorities.

     ORPHAN  DRUG  ACT

     The Orphan Drug Act provides incentives to drug manufacturers to develop and manufacture drugs for the treatment of diseases or conditions that affect fewer than 200,000 individuals in the United States. Orphan drug status can also be sought for treatments for diseases or conditions that affect more than 200,000 individuals in the United States if the sponsor does not realistically anticipate its product becoming profitable from sales in the United States. We may apply for orphan drug status for certain of our therapies. Under the Orphan Drug Act, a manufacturer of a designated orphan product can seek tax benefits, and the holder of the first FDA approval of a designated orphan product will be granted a seven-year period of marketing exclusivity in the United States for that product for the orphan indication. While the marketing exclusivity of an orphan drug would prevent other sponsors from obtaining approval of the same compound for the same indication, it would not prevent other types of products from being approved for the same use including, in some cases, slight variations on the originally designated orphan product.

     PROPOSED  FDA  REGULATIONS

     The FDA has published a "Proposed Approach to Regulation of Cellular and Tissue-Based Products" which relates to the use of human cells. As part of this approach, the FDA has published final rules for registration of establishments that engage in the recovery, screening, testing, processing, storage or distribution of human cells, tissues, and cellular and tissue-based products, and for the listing of such products. These products specifically include stem cells that are progenitors of blood cells; however, the FDA makes no explicit statement regarding the inclusion of other types of stem cells. In addition, the FDA has published proposed rules for making suitability determinations for donors of cells and tissue and for current good tissue practice for manufacturers using them. We cannot now determine the full effects of this regulatory initiative, including precisely how it may affect the clarity of regulatory obligations and the extent of regulatory burdens associated with pluripotent stem cell research (for stem cells that give rise to various tissue types, including blood), and the manufacture and marketing of stem cell products.

     OTHER  REGULATIONS

     In addition to safety regulations enforced by the FDA, we are also subject to regulations under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act and other present and potential future foreign, Federal, state and local regulations.

     Outside the United States, we will be subject to regulations that govern the import of drug products from the United States or other manufacturing sites and foreign regulatory requirements governing human clinical trials and marketing approval for our products. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursements vary widely from country to country. In particular, the European Union, or EU, is revising its regulatory approach to high tech products, and representatives from the United States, Japan and the EU are in the process of harmonizing and making more uniform the regulations for the registration of pharmaceutical products in these three markets.

     Reimbursement and Health Care Cost Control

     Reimbursement for the costs of treatments and products such as ours from government health administration authorities, private health insurers and others both in the United States and abroad is a key element in the success of new health care products. Significant uncertainty exists as to the reimbursement status of newly approved health care products.

     The revenues and profitability of some health care-related companies have been affected by the continuing efforts of governmental and third party payers to contain or reduce the cost of health care through various means. Payers are increasingly attempting to limit both coverage and the level of reimbursement for new therapeutic products approved for marketing by the FDA, and are refusing, in some cases, to provide any coverage for uses of approved products for disease indications for which the FDA has not granted marketing approval. For example, in certain foreign markets, pricing or profitability of prescription pharmaceuticals is subject to government control. In the United States, there have been a number of Federal and state proposals to implement government control over health care costs.

RESEARCH  AND  DEVELOPMENT

     The Company has not performed research and development during its last two fiscal years. However, we do anticipate incurring substantial research and development cost in 2004 and future years.

EMPLOYEES

     As of June 1, 2004, the Company has three full time employees: Warren Lau, William Rouse and Wayne Fritzsche. We believe that our relations with our employees are good. We currently have employment agreements for each of these employees.

INSURANCE

     The Company does not have any insurance coverage to cover losses or risks incurred in the ordinary course of business. We intend to obtain insurance customary in our industry.

FACILITIES

     The Company's current headquarters are located at 10211 Silver Leaf Lane, Tomball, Texas 77375. The Company does not currently pay rent on this space. The Company is currently in the process of locating and leasing a larger office facility in Houston, Texas.

RISK  FACTORS

Our business, financial condition and results of operations could be materially adversely affected if any of these risks materialized, which could result in the trading price of our common stock to decline.

WE HAVE A HISTORY OF OPERATING LOSSES AND DO NOT EXPECT TO BE PROFITABLE IN THE NEAR FUTURE.

     The Company has not generated any profits since its inception, has no source of revenues, and has incurred significant operating losses. Furthermore, due to the nature of the biotechnology industry, we do not expect to generate revenue until future years. As we begin to develop our business strategy, we expect our expenses to increase substantially in the next few years. These expenses will include the research and development (which includes the cost of opening a laboratory and the cost associated with hiring qualified personnel); the cost associated with the blood cell bank; the costs associated with negotiation and compliance with any future sublicenses and other third party arrangements; and the cost associated with acquiring other intellectual property.

FAILURE TO RAISE ADDITIONAL CAPITAL WILL PREVENT US FROM IMPLEMENTING OUR BUSINESS STRATEGY.

     The Company needs to obtain significant additional capital resources through equity and debt financings, grants and collaborative research arrangements. As of March 31, 2004, the Company currently has nominal assets in cash and cash equivalents. The Company's current burn rate is approximately $40,000 per month. We plan to use our best efforts to obtain debt and equity financing in order to support our current operations and business strategies.
There is no assurance that we will raise the funds necessary to meet our short-term (and long-term) working capital needs.

     The Company believes that we will need a minimum of $500,000 to fund our nominal operations for the balance of fiscal 2004. This money will not be used to setup the blood cell bank, research and development, or for negotiating or entering into any other third party agreements. Failure to obtain such funding could severally impact the operations of the Company. Notwithstanding the foregoing, our goal is to raise sufficient funds during 2004.

     Further, the Company believes that we will need to raise substantial capital to fund our business strategy for the balance of fiscal 2004. At this time, we are unable to estimate the amount of additional capital that will be required to fund our business strategy. This money will be used to setup the blood cell bank, to locate, create, and/or acquire a laboratory, to hire qualified scientist and other personnel, and to locate potential third parties for sublicensing or other third party agreements, and/or for acquiring additional intellectual property. Failure to obtain such funding could adversely affect the business strategy of the Company.

WE MAY BE UNABLE TO OPEN A BLOOD CELL BANK FACILITY, EVEN IF WE HAVE SUFFICIENT CAPITAL.

     We currently do not own or operate a blood cell bank facility. To our knowledge no other companies are freezing and storing pluripotent stem cells in the manner in which we plan to implement. We may not be able to locate a facility and/or personnel for the blood cell bank. Further, we may be unable to convince HMO's, insurance companies and private individual of the potential benefit in cryofreezing an individual's blood for use in the future. The failure to operate the blood cell bank facility, may adversely affect our business strategy because we believe the operation of the blood cell bank will provide awareness and attention about us to the public.

OUR TECHNOLOGY IS IN THE EARLY STAGES OF DEVELOPMENT AND WE MAY BE UNABLE TO DEVELOP COMMERCIALLY ACCEPTABLE PRODUCTS, EVEN IF WE HAVE SUFFICIENT CAPITAL.

     Our stem cell technology is in the early stages and has not yet led to the development of any product, nor do we see the development of any product within the next few years. The Company may not be able to develop any products, to obtain regulatory approvals, to enter clinical trials, or to commercialize any products. Any product using stem cell technology may fail to survive and persist in the desired location, provide the intended therapeutic benefits, properly integrate into existing tissue in the desired manner, or achieve therapeutic benefits equal to or better than the standard of treatment at the time of testing.

WE MAY BE UNABLE TO OPEN OUR OWN RESEARCH FACILITIES AND/OR HIRE SUFFICIENT PERSONNEL, EVEN IF WE HAVE SUFFICIENT CAPITAL.

     We currently do not have the ability to internally develop any technology. The Company anticipates opening its own research facilities to develop adult pluripotent stem cellular therapies. However, we may be unable to locate, create, and/or acquire a laboratory, acceptable to us. Further, we currently do not have a scientific staff, and in order to utilize our technology, we will need to attract and retain qualified scientific personnel. We may not be able to attract and retain the personnel we need on acceptable terms given the competition for experienced personnel among pharmaceutical, biotechnology and healthcare companies, universities and research institutions.

WE MAY BE UNABLE TO OBTAIN SUBLICENSES AND OTHER THIRD PARTY AGREEMENTS, EVEN IF WE HAVE SUFFICIENT CAPITAL.

     We have not entered into any third party agreements and or sublicenses. In order to successfully develop and commercialize our technology, we may need to enter into a wide variety of arrangements with corporate sponsors, pharmaceutical companies, universities, research groups and others. The Company is currently engaged in discussions regarding such arrangements. However, we have not reached any agreement and may fail to obtain such agreement acceptable to us.

OUR  MANAGEMENT  IS  CURRENTLY  UNPROVEN.

     The Company has a limited history of operations under the management and control of the new officers and directors of the Company. We believe that the combined skill, education and experience of the new management team will be successful in is endeavors, there is no guarantee that the new management team will be successful.

WE BELIEVE OUR COMPETITION INCLUDES FULLY INTEGRATED PHARMACEUTICAL COMPANIES THAT HAVE SIGNIFICANT ADVANTAGES OVER US.

     The market for therapeutic stem cell products is very competitive. We expect that our most significant competitors will be fully integrated pharmaceutical companies and more established biotechnology companies, such as Stem Cells, Inc., Aastrom Biosciences, Gamida-Cell Ltd., and Geron. These companies are developing stem cell-based products, and they have significantly greater capital resources and expertise in research and development, manufacturing, testing, obtaining regulatory approvals and marketing than we currently do. Many of these potential competitors are further in the process to create products to be approved or developed, and also operate large, well-funded research and development programs.

THE LICENSE IS OUR PRIMARY ASSET, AND A DEFAULT OF THE LICENSE WILL MATERIALLY AFFECT OUR BUSINESS STRATEGY.

     The License sets forth several material conditions and/or requirements that the Company must achieve. If the Company is unsuccessful in achieving such conditions and/or requirements, the License may be terminated. If there is such a default in the License, we will lose our primary asset. Specifically, we will be in default if we fail to do the following:

  -  Failure  to  timely  make  royalties,  patent  costs,  or other costs;
  - Failure to sell a product or method based on the licensed technology by February 2010;
  -  Failure  to  issue  stock  when  appropriate;  and
  -  Failure  to  expend  appropriate  funds  on  research and development.

IF WE ARE UNABLE TO OBTAIN FUTURE PATENTS AND OTHER PROPRIETARY RIGHTS OUR OPERATIONS WILL BE SIGNIFICANTLY HARMED.

     The  Patent  Applications.

     Our ability to compete effectively is dependent upon on obtaining patent protection relating to adult pluripotent stem cells. The patent positions of pharmaceutical and biotechnology companies, including ours, are uncertain and involve complex and evolving legal and factual questions. The coverage sought in a patent application can be denied or significantly reduced before or after the patent is issued. Consequently, we do not know whether the Patent Applications will result in the issuance of patents, or if any future patents will provide significant protection or commercial advantage or will be circumvented by others. Since patent applications are secret until the applications are published (usually eighteen months after the earliest effective filing date), and since publication of discoveries in the scientific or patent literature often lags behind actual discoveries, we cannot be certain that Argonne was the first to make the inventions covered by the Patent Applications or that the Patent Applications were the first to be filed for such inventions. There can be no assurance that patents will issue from the Patent Applications or, if issued, that such patents will be of commercial benefit to us, afford us adequate protection from competing products, or not be challenged or declared invalid.

   Patent  Protection.

     In the event that a third party has also filed a patent application relating to inventions in the Patent Applications, we may have to participate in interference proceedings declared by the United States Patent and Trademark Office to determine priority of the inventions, which could result in substantial uncertainties and cost for us, even if the eventual outcome is favorable to us. There can be no assurance that any patents, if issued, would be held valid by a court of competent jurisdiction.

       A number of pharmaceutical, biotechnology and other companies, universities and research institutions have filed patent applications or have been issued patents relating to cell therapy, stem cells and other technologies potentially relevant to or required by our expected products. We cannot predict which, if any, of such applications will issue as patents or the claims that might be allowed. We are aware that a number of companies have filed applications relating to stem cells. We are also aware of a number of patent applications and patents claiming use of genetically modified cells to treat disease, disorder or injury.

     If third party patents or patent applications contain claims infringed by the licensed technology and such claims or claims in issued patents are ultimately determined to be valid, there can be no assurance that we would be able to obtain licenses to these patents at a reasonable cost, if at all, or be able to develop or obtain alternative technology. If we are unable to obtain such licenses at a reasonable cost, we may not be able to develop certain products commercially. There can be no assurance that we will not be obliged to defend ourselves in court against allegations of infringement of third party patents. Patent litigation is very expensive and could consume substantial resources and create significant uncertainties. An adverse outcome in such a suit could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties, or require us to cease using such technology.

RESTRICTIVE AND EXTENSIVE GOVERNMENT REGULATION COULD SLOW OR HINDER OUR PRODUCTION OF A CELLULAR THERAPY THAT CAN BE SOLD TO END LINE USERS.

The research and development of stem cell therapies is subject to and restricted by extensive regulation by governmental authorities in the United States and other Countries. The process of obtaining U.S. Food and Drug Administration and other necessary regulatory approvals is lengthy, expensive and uncertain. Thus, we may fail to obtain the necessary approvals to continue our research and development, which would hinder our ability to manufacture or market any future profitable product.

OUR STOCK PRICE IS HIGHLY VOLATILE.

     The market price of our common stock has fluctuated and may continue to fluctuate. These fluctuations may be exaggerated since the trading volume of our common stock is volatile. These fluctuations may or may not be based upon any business or operating results. Our common stock may experience similar or even more dramatic price and volume fluctuations.

OUR "BLANK CHECK" PREFERRED STOCK COULD BE ISSUED TO PREVENT A BUSINESS COMBINATION NOT DESIRED BY MANAGEMENT OR OUR CURRENT MAJORITY SHAREHOLDERS.

     Our articles of incorporation authorize the issuance of "blank check" preferred stock with designations, rights and preferences as may be determined by our board of directors without shareholder approval. Our preferred stock could be utilized as a method of discouraging, delaying, or preventing a change in our control and as a method of preventing shareholders from receiving a premium for their shares in connection with a change of control.

WE ARE UNLIKELY TO PAY DIVIDENDS ON OUR COMMON STOCK.

     We do not anticipate paying any cash dividends on our common stock in the foreseeable future. While our dividend policy will be based on our operating results and capital needs, we anticipate that all earnings, if any, will be retained to finance our future operations.


                  MARKET PRICE INFORMATION AND DIVIDEND POLICY

     Our common stock trades on the OTC Bulletin Board. The market for our common stock is limited, sporadic, and highly volatile. The following table sets forth the approximate high and low closing sales prices for our common stock for the last two fiscal years. The quotations reflect inter-dealer prices, without retail markups, markdowns, or commissions and may not represent actual transactions.

                                High    Low
                                -------------
                  YEAR 2003
    Quarter ended December 31   $1.50  $0.30
    Quarter ended September 30   1.50   0.25
    Quarter ended June 30        1.50   0.25
    Quarter ended March 31       1.50   0.25
                  YEAR 2002
    Quarter ended December 31   $1.50  $1.50
    Quarter ended September 30   2.50   2.50
    Quarter ended June 30        0.00   0.00
    Quarter ended March 31       2.50   2.50

As of June 1, 2004, we had 107 stockholders of record. To date, we have never declared or paid any cash dividends nor do we expect to pay any dividends in the near future. Our current policy is to retain earnings, if any, to provide funds for operating and expansion of our business. This policy will be reviewed by our board of directors from time to time in light of our earnings and financial position.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW

     In June 2004, Sportan completed the Stock Transaction, where Sportan issued an aggregate of 6,386,439 of its shares of common stock to the former shareholders of PharmaFrontiers (in exchange for all of the outstanding capital stock of PharmaFrontiers), resulting in the former shareholders of PharmaFrontiers owning approximately 86% of the issued and outstanding Company common stock. PharmaFrontiers became a wholly-owned subsidiary of the Company, through which operations will be conducted. From an accounting standpoint, PharmaFrontiers is deemed the acquirer in a reverse merger whereby PharmaFrontiers is deemed the survivor of the merger. The combined company will pursue PharmaFrontiers' business model and strategy by competing in the biotechnology industry, specifically the research and development of adult pluripotent stem cells derived from adult human peripheral blood.

     PharmaFrontiers has not generated any profits since its inception in January 2003, has no source of revenues, and has incurred significant operating losses. As of December 31, 2003, it generated $126,003 in losses. Due to the nature of the biotechnology industry, we do not expect to generate revenue until future years, and we expect expenses to increase substantially in the next few years.

     The discussion in the "Results of Operation" below relate only to PharmaFrontiers. Please review Sportan's prior Exchange Act filings for a discussion of its last result of operations.

RESULTS  OF  OPERATIONS

     Inception  to  March  31,  2004.

Net Sales. We recorded no sales from inception to March 31, 2004. Additionally, we do not foresee any sales in the current fiscal year. As of the date hereof, we have not developed any products or methods from the technology described under the License. We make no assurances that any product or method will be ever developed and later sold. Under the License, we are allowed to sublicense to third parties and receive royalty income. As of the date hereof, we have not sublicensed our technology. We make no assurances that we will sublicense our technology.

General and Administrative Expenses. Our general and administrative expenses was $593,213 from inception to March 31, 2004. We anticipate our general and administrative expenses to increase in the future.

Net loss. The Company had a net loss from inception to March 31, 2004 of $669,031.

LIQUIDITY

     At March 31, 2004, the Company had available cash of approximately $61,000. The Company's current burn rate is approximately $40,000 per month. We believe that we will need to raise a minimum of $250,000 to meet our working capital needs for the balance of the 2004 calendar year. We anticipate our monthly cash burn to increase as we implement our business strategy and we will need to raise additional working capital during 2004 to fund our business strategy. The Company does not have any income from operations nor do we expect any income from operations in the foreseeable future, and thus, we must finance our obligations entirely by external sources. The Company has no firm commitments or arrangements for external financing. We will use our best efforts to obtain equity or debt financing to fund operations. We provide no assurance that we will be successful in any future financing effort to obtain the necessary working capital to support our operations. Our viability is contingent upon our ability to receive external financing.


ITEM  6.     RESIGNATIONS  OF  REGISTRANT'S  DIRECTORS

             Inapplicable.

ITEM  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS


                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors
    Pharmafrontiers  Corporation
    Tomball,  Texas

We have audited the accompanying balance sheet of Pharmafrontiers Corporation, ("Pharma")(a development stage company), as of December 31, 2003 and the related statements of operations, changes in stockholders' deficit and cash flows for the year ended December 31, 2003. These financial statements are the responsibility of Pharma's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pharma as of December 31, 2003 and the results of its operations and its cash flows for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Pharma will continue as a going concern. As discussed in Note 2 to the financial statements, Pharma has suffered recurring losses from operations and has a negative working capital, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


MALONE & BAILEY,  PLLC
www.malone-bailey.com
Houston, Texas

May 23, 2004

                          PHARMAFRONTIERS CORPORATION
                          (A Development Stage Company)
                                  BALANCE SHEET
                                December 31, 2003


    ASSETS

Current Assets
  Cash                                                   $      68
                                                         ==========
    LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
  Accounts payable                                       $     137
  Accrued expenses                                           7,505
  Notes Payable                                             61,394
                                                         ----------
    Total Current Liabilities                               69,036
                                                         ----------
Commitments and Contingencies                                    -

Stockholders' Deficit
  Preferred stock, $.01 par value, 50,000,000 shares
    authorized, no shares issued and outstanding                 -
  Common stock, $.00001 par value, 50,000,000 shares
    authorized, 3,543,750 shares issued and outstanding         35
  Additional paid in capital                                57,000
  Accumulated deficit                                     (126,003)
                                                         ----------
    Total Stockholders' Deficit                            (68,968)
                                                         ----------
    TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT          $      68
                                                         ==========

                 See accompanying summary of accounting policies
                       and notes to financial statements.

                          PHARMAFRONTIERS CORPORATION
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS
                        January 22, 2003 (Inception) to
                                December 31, 2003



                                         2003
                                     -----------

General and administrative           $   80,801
                                     -----------
    Net operating loss                  (80,801)

Interest expense                        (45,202)
                                     -----------
NET LOSS                             $ (126,003)
                                     ===========

Basic and diluted loss per share     $     (.03)

Weighted average shares outstanding   3,543,750


                 See accompanying summary of accounting policies
                       and notes to financial statements.

                             PHARMAFRONTIERS CORPORATION
                             (A Development Stage Company)
                     STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                           January 22, 2003 (Inception) to
                                   December 31, 2003



                                                   Additional
                              Common Stock          Paid in     Retained
                           Shares        Amount     Capital     Deficit      Totals
                        -------------  ----------  ----------  ----------  ----------
Shares issued for cash     5,250,000   $      53   $     947   $       -   $   1,000

Shares cancelled          (1,706,250)     (   18)     (  307)                   (325)

Beneficial Conversion
  feature                                             28,180                  28,180

Warrants                                              28,180                  28,180

Net loss                                                        (126,003)   (126,003)
                        -------------  ----------  ----------  ----------  ----------
Balances at
  December 31, 2003        3,543,750   $      35   $  57,000   $(126,003)  $( 68,968)
                        =============  ==========  ==========  ==========  ==========


                    See accompanying summary of accounting policies
                          and notes to financial statements.

                          PHARMAFRONTIERS CORPORATION
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOW
                        January 22, 2003 (Inception) to
                                December 31, 2003



                                                        2003
                                                     ----------
Cash Flows From Operating Activities
  Net loss                                           $(126,003)
    Adjustments to reconcile net loss to net cash
    used in operating activities:
      Amortization of discount on notes payable due
      to warrants and beneficial conversion feature     42,755
    Changes in:
      Accounts payable                                     137
      Accrued liabilities                                7,504
                                                     ----------
  Net Cash Used In Operating Activities                (75,607)
                                                     ----------
Cash Flows from Financing Activities
  Common Stock issued for cash                             675
  Proceeds from convertible notes                       75,000
                                                     ----------
  Net Cash Provided By Financing Activities             75,675
                                                     ----------
Net change in cash                                          68
Cash at beginning of year                                    -
                                                     ----------
Cash at end of year
                                                     $      68
                                                     ==========


                 See accompanying summary of accounting policies
                       and notes to financial statements.

                           PHARMAFRONTIERS CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS


NOTE  1  -  SUMMARY  OF  ACCOUNTING  POLICIES

Pharmafrontiers Corporation ("Pharma"), was incorporated in Texas on January 22, 2003. During the development stage, PharmaFrontiers plans to acquire the worldwide license to technology developed at Argonne National Laboratory, a U.S. Department of Energy Laboratory Operated by the University of Chicago ("Argonne"). The license provides PharmaFrontiers rights to utilize technology related to Pluripotent Stem Cell in Adults (the "License"). A patent application was filed, in November of 2003, with the United States Patent and Trade Office regarding the technology involved in the License. This technology allows the isolation of stem cells from an individual's blood.

Cash Equivalents. Highly liquid investments with original maturities of three months or less are considered cash equivalents. There were no cash equivalents as of December 31, 2003.

Long-lived Assets. Property and equipment are stated on the basis of historical cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Major renewals and improvements are capitalized, while minor replacements, maintenance and repairs are charged to current operations.

Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

Income Taxes. Income tax expense is based on reported earnings before income taxes. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes, and are measured by applying enacted tax rates in effect in years in which the differences are expected to reverse.

Basic and Diluted Loss Per Share. Basic and diluted loss per share equals net loss divided by weighted average shares outstanding during the period. Diluted loss per share includes the impact of common stock equivalents using the treasury stock method when the effect is dilutive. There were no common stock equivalents during 2003.

Use of Estimates in Financial Statement Preparation. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock Options and Warrants. Pharma accounts for non-cash stock-based compensation issued to non-employees in accordance with the provisions of

SFAS No. 123 and EITF No. 96-18, Accounting for Equity Investments That Are Issued to Non-Employees for Acquiring, or in Conjunction with Selling Goods or Services. Common stock issued to non-employees and consultants is based upon the value of the services received or the quoted market price, whichever value is more readily determinable. Pharma accounts for stock options and warrants issued to employees under the intrinsic value method. Under this method, Pharma recognizes no compensation expense for stock options or warrants granted when the number of underlying shares is known and the exercise price of the option or warrant is greater than or equal to the fair market value of the stock on the date of grant.

RecentlyIssued Accounting Pronouncements. Pharma does not expect the adoption of recently issued accounting pronouncements to have a significant impact on their financial position, results of operations or cash flow.


NOTE  2  -  GOING  CONCERN

Pharma incurred a net loss of $126,003 forthe initial period ended December 31, 2003, and has negative working capital of $68,698 as of December 31, 2003. These conditions create an uncertainty as to Pharma's ability to continue as a going concern. Management is seeking financing from third parties and sale or merger opportunities. The financial statements do not include any adjustments that might be necessary if Pharma is unable to continue as a going concern.


NOTE  3  -  INCOME  TAXES

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2003 are as follows:

     Net operating loss carryforward         $      42,841
     Less:  valuation allowance                    (42,841)
                                             --------------
     Net current deferred tax assets                     -
                                             ==============

Pharma has a net operating loss carryforward of $126,003 which will expire in the year 2023.


NOTE  4  -  NOTES  PAYABLE

During 2003 Pharma borrowed $75,000 from four individuals by issuing convertible notes. The notes bear interest at 8% per annum and have varying maturity dates. The holder of the notes may convert at $0.50 per share given the stock has traded on a recognized exchange for an average of $1.00 per share in any given 20 consecutive day period. The holder may also, at his sole discretion, purchase from Warren Lau, the President and CEO of the Company, two shares of the Company's common stock at a purchase price of $0.10 per share for every $1.00 in principal amount of the Note. Pharma may elect to extend each note by no more than six months. In consideration for such an extension, Pharma will allow the holder to purchase one share of common stock for every $1.00 in principal of the note at an exercise price of $1.00 per share. As of December 31, 2003, two notes totaling $15,000 were in default.

NOTE  5  -  EQUITY

In February and March of 2003, Pharma issued 5,250,000 shares of common stock for $1,000. On April 2, 2003, 1,706,250 shares were reacquired for $325 and retired.

Additional contributions to capital of $56,240 resulted from the discounted value to notes payable due to warrants and beneficial conversion features attached to convertible notes.


Warrants

On February 27, 2003, 40,000 warrants were issued per terms of an 8% convertible note referenced in "Note 4 - Notes Payable". The warrants have an exercise price of $0.10 per share, vest immediately, and expire upon conversion Note.

On March 28, 2003, 10,000 warrants were issued per terms of an 8% convertible note referenced in "Note 4 - Notes Payable". The warrants have an exercise price of $0.10 per share, vest immediately, and expire upon conversion of the Note.

On June 11, 2003, 20,000 warrants were issued per terms of an 8% convertible note referenced in "Note 4 - Notes Payable". The warrants have an exercise price of $0.10 per share, vest immediately, and expire upon conversion of the Note.

On August 27, 2003, 40,000 warrants were issued per terms of an 8% convertible note referenced in "Note 4 - Notes Payable". The warrants have an exercise price of $0.10 per share, vest immediately, and expire upon conversion of the Note.

On October 8, 2003, 20,000 warrants were issued per terms of an 8% convertible note referenced in "Note 4 - Notes Payable". The warrants have an exercise price of $0.10 per share, vest immediately, and expire upon conversion of the Note.

On July 4, 2003, 20,000 warrants were issued per terms of an 8% convertible note referenced in "Note 4 - Notes Payable". The warrants have an exercise price of $0.10 per share, vest immediately, and expire upon conversion of the Note.

On September 20, 2003, 5,000 warrants were issued per terms of an 8% convertible note referenced in "Note 4 - Notes Payable". The warrants have an exercise price of $1.00 per share, vest immediately, and expire upon conversion of the Note.

On December 1, 2003, 10,000 warrants were issued per terms of an 8% convertible note referenced in "Note 4 - Notes Payable". The warrants have an exercise price of $1.00 per share, vest immediately, and expire upon conversion of the Note.

Summary  information  regarding  warrants  is  as  follows:

As of December 31, 2003, there were 165,000 warrants outstanding and exercisable with a weighted average price of $.45 per warrant. The warrants will expire upon conversion of the Notes. As of May 26, 2004, all notes were either paid in full, or converted to shares of Pharma common stock.


NOTE  6  -  SUBSEQUENT  EVENTS

Employee  Agreements

In January, 2004, Pharma entered into an employment agreement with its President and COO. The agreement provides an annual salary of $98,000 per year with additional employee benefits as defined by the agreement. On February 23, 2004 500,000 shares were issued to the COO for services at a value of $.40 per share.

On April 29, 2004, Pharma entered into an employment agreement with its Vice President of Corporate Development. The agreement provides for the issuance of 231,500 shares of common stock to the employee as well as, for consideration paid of $100, two options, each to purchase at a price per share of 80% of the then current market value of common stock, 200,000 shares of Pharma's common stock. The options retire two and three years from the effective date of the agreement, respectively. The agreement will terminate on April 29, 2007.

On April 29, 2004, Pharma entered into an employment agreement with its Chief Financial Officer. The agreement provides for an annual salary of $55,000. Additionally, the employee may purchase 150,000 shares of Pharma common stock at $0.01 per share. As well, the agreement granted two options, each to purchase at a price per share of 80% of the then current market value of common stock, 50,000 shares of Pharma's common stock, one each upon the occurrence of the earlier of the following:(1) the acquisition of more than fifty percent of the stock of Pharma by an acquirer at a total market value exceeding two hundred fifty million dollars, or (2) a financing of Pharma with one time proceeds of at least ten million dollars which values the then outstanding Pharma common stock at one hundred million dollars or more. This agreement will terminate on April 29, 2005.

License  Agreement

On February 20, 2004 Pharma entered into an agreement with the University of Chicago for the worldwide license to technology developed at Argonne National Laboratory, a U.S. Department of Energy Laboratory Operated by the University of Chicago. In consideration for the license, Pharma paid the University $25,000 and authorized the issuance of 375,375 shares of its common stock. Of which, 187,688 were issued on February 20, 2004 and 187,687 will be issued upon the successful rescue of diabetic mice by implantation of insulin producing cells generated from peripheral monocyte derived stem cells. Per agreement terms, upon the latter of a) testing monocyte derived stem cells in humans by any party, or b) issuance of a US patent to the University of Chicago related to UHCI# ANL-IN-02-021, Pharma will issue to the University, a number of shares of stock such that the University's ownership of Pharma stock is equal to 10% of the then fully diluted outstanding shares less the University's pro rata portion of the number of shares actually issued by Pharma as a whole or in partial consideration for any merger, stock purchase, or other acquisition by Pharma of all or substantially all of the stock or assets of another company, or for any license to Pharma of additional technology related to the commercialization of Licensed Product.

Board  of  Directors  Agreements

In April and May of 2004, Pharma entered into agreements with four individuals that will comprise its Board of Directors. The agreements resulted in the authorization of 200,000 shares of common stock and compensation of $22,000 per year. As of May 26, 2004, 180,000 shares of the authorized stock have been issued.

Stock  Purchase  Agreement

On May 5, 2004 Pharma entered into an agreement with Sportan United Industries whereby Pharma will exchange 100 percent of its shares of common stock for the shares of common stock of Sportan. The closing of this transaction has not occurred as of May 26, 2004.

Convertible  Notes  Payable

As of May 26, 2004, Pharma has issued fifteen additional 8% Convertible Notes totaling $175,000. The terms of the Notes were consistent with those of NOTE 4. One note was settled in full by payment of cash. The principal and interest on all remaining notes have been converted into shares of common stock at a price of $.40 per share resulting in the issuance of 607,501 shares of Pharma common stock. Also, as of May 26, 2004, all warrants attached to the 8% Convertible Notes with an exercise price of $.10 have been exercised, resulting in the transfer of 352,002 shares from Warren Lau to various shareholders.

Related  Party  Transactions

On February 23, 2004, 750,000 shares of Pharma common stock valued at $.40 per share were issued to a major shareholder for $.01 per share. The difference in the value of the stock less the cash paid to Pharma resulted in a $292,500 expense.

                           PHARMAFRONTIERS CORPORATION
                          (A Development Stage Company)
                                  BALANCE SHEET
                                 March 31, 2004
                                  (unaudited)


    ASSETS

Current Assets
  Cash                                                 $  61,516
License                                                  100,075
Property & equipment, net                                  3,575
                                                       ----------
    Total Assets                                       $ 165,166
                                                       ==========
    LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
  Accrued expenses                                     $  12,088
  Notes Payable                                          114,380
                                                       ----------
    Total Current Liabilities                            126,468
                                                       ----------
Commitments and Contingencies                                  -

Stockholders' Equity
  Preferred stock, $.01 par value, 50,000,000 shares
    authorized, no shares issued and outstanding               -
  Common stock, $.00001 par value, 50,000,000 shares
  authorized, 4,981,438 shares issued and outstanding         50
  Additional paid in capital                             707,679
  Accumulated deficit                                   (669,031)
                                                       ----------
    Total Stockholders' Equity                            38,698
                                                       ----------
    TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT        $ 165,166
                                                       ==========

                           PHARMAFRONTIERS CORPORATION
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS
                     Three Months Ended March 31, 2004, and
                   Period from January 22, 2003 (Inception) to
                             March 31, 2003 and 2004
                                   (unaudited)



                                        Three
                                       Months      Inception    Inception
                                        Ended         to           to
                                      March 31,    March 31,    March 31,
                                        2004         2003         2004
                                     -----------  -----------  -----------

General and administrative           $  512,411   $      674   $  593,213
                                     -----------  -----------  -----------
    Net operating loss                 (512,411)        (674)    (593,213)

Interest expense                       ( 30,616)           -     ( 75,818)
                                     -----------  -----------  -----------
NET LOSS                             $ (543,027)  $     (674)  $ (669,031)
                                     ===========  ===========  ===========

Basic and diluted loss per share     $    (0.12)  $    (0.00)  $    (0.18)

Weighted average shares outstanding   4,376,771    2,559,375    3,752,005

                            PHARMAFRONTIERS CORPORATION
                           (A Development Stage Company)
                              STATEMENTS OF CASH FLOW
                      Three Months Ended March 31, 2004, and
                    Period from January 22, 2003 (Inception) to
                              March 31, 2003 and 2004
                                    (unaudited)



                                                Three
                                               Months      Inception    Inception
                                                Ended         to           to
                                              March 31,    March 31,    March 31,
                                                2004         2003         2004
                                             -----------  -----------  -----------
Cash Flows From Operating Activities
  Net loss                                   $ (543,028)  $     (674)  $ (669,031)
    Adjustments to reconcile net
    loss to net cash used in
    operating activities:
      Stock issued for services                 492,500            -      492,500
      Amortization of discount on
        notes payable due to warrants
        and beneficial conversion feature        28,604            -       71,357
      Depreciation                                   37            -           37
    Changes in:
      Accounts payable                         (    137)           -            -
      Accrued liabilities                         4,583            -       12,088
                                             -----------  -----------  -----------
  Net Cash Used In Operating Activities        ( 17,441)        (674)    ( 93,049)
                                             -----------  -----------  -----------

Cash Flows From Investing Activities
      Purchase of license                      ( 25,000)           -     ( 25,000)
      Purchase of property & equipment         (  3,611)           -     (  3,611)
                                             -----------  -----------  -----------
      Net Cash Used In Financing Activities    ( 28,611)           -     ( 28,611)
                                             -----------  -----------  -----------

Cash Flows From Financing Activities
  Common Stock issued for cash                    7,500        1,000        8,176
  Proceeds from convertible notes               100,000            -      175,000
                                             -----------  -----------  -----------
  Net Cash Provided By Financing Activities     107,500        1,000      183,176
                                             -----------  -----------  -----------
Net change in cash                               61,448          326       61,516
Cash at beginning of year                            68            -            -
                                             -----------  -----------  -----------
Cash at end of year                          $   61,516   $      326   $   61,516
                                             ===========  ===========  ===========

                           PHARMAFRONTIERS CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (unaudited)



NOTE  1  -  BASIS  OF  PRESENTATION

The accompanying unaudited interim financial statements of Pharmafrontiers Corporation, ("Pharma",(a development stage company), have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the Pharma's latest Annual Report filed with the SEC on Form 8-K. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year, 2003, as reported in Form 8-K, have been omitted.


NOTE  2  -  LICENSE  AGREEMENT

On February 20, 2004, Pharma entered into an agreement with the University of Chicago for the worldwide license to technology developed at Argonne National Laboratory, a U.S. Department of Energy Laboratory operated by the University of Chicago. In consideration for the license, Pharma paid the University $25,000 and authorized the issuance of 375,375 shares of its common stock. Of which, 187,688 were issued on February 20, 2004 and 187,687 will be issued upon the successful rescue of diabetic mice by implantation of insulin producing cells generated from peripheral monocyte derived stem cells. Per agreement terms, upon the latter of a) testing monocyte derived stem cells in humans by any party, or b) issuance of a US patent to the University of Chicago related to UHCI# ANL-IN-02-021, Pharma will issue to the University, a number of shares of stock such that the University's ownership of Pharma stock is equal to 10% of the then fully diluted outstanding shares less the University's pro rata portion of the number of shares actually issued by Pharma as a whole or in partial consideration for any merger, stock purchase, or other acquisition by Pharma of all or substantially all of the stock or assets of another company, or for any license to Pharma of additional technology related to the commercialization of Licensed Product.

NOTE  3  -  STOCK  PURCHASE  AGREEMENT

On May 5, 2004 Pharma entered into an agreement with Sportan United Industries whereby Pharma will exchange 100 percent of its shares of common stock for the shares of common stock of Sportan. The closing of this transaction has not occurred as of May 26, 2004.

  PRO  FORMA  CONSOLIDATED  CONDENSED  FINANCIAL  STATEMENTS

The following pro forma financial statements has been derived from the financial statements of Pharmafrontiers Corporation ("Pharma") at December 31, 2003 and adjusts such information to give effect to its reverse acquisition by Sportan United Industries, Inc. ("Sportan"), as if the acquisition had occurred at their respective year-ends as shown. The pro forma financial statements are presented for informational purposes only and do not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at either year-end. The pro forma financial statements should be read in conjunction with the notes thereto and each Company's consolidated financial statements and related notes thereto contained herein and in Pharma's latest annual report filed with the SEC.

Pro  forma  Consolidated  Condensed  Balance  Sheet:

                                  12/31/03     9/30/03
                                   Pharma      Sportan      Adjustments     Pro-Forma
                                 ----------  ------------  --------------  ------------
Current Assets
  Cash                           $      68   $     1,235                   $     1,303
                                 ==========  ============                  ============
Current Liabilities
  Accounts payable               $     137       232,068                       232,205
  Accrued Expenses                   7,505        21,371                        28,876
  Accrued salary to stockholder          -       281,152                       281,152
  Notes payable                     61,394             -                        61,349
  Notes payable - related party          -       657,175                       657,175
                                 ----------  ------------                  ------------
  Total Liabilities                 69,036     1,191,766                     1,260,802
                                 ----------  ------------                  ------------
Preferred stock, $.01 par,
  50,000,000 shares authorized,
  none issued and outstanding            -             -                             -
Common stock, $.00001 par,
  50,000,000 shares authorized,
  3,543,750 shares issued
  and outstanding                       35             -   (1)        35             -
Convertible Preferred stock,
  $.001 par, 10,000,000 shares
  authorized, none issued
  and outstanding                        -             -                             -
Common stock, $.05 par,
  50,000,000 shares authorized,
  666,789 and 7,053,728 shares


                                                                              37

  issued and outstanding                 -        33,339   (1)  (319,322)      352,661
Paid in capital                     57,000       732,252   (1) 2,275,409    (1,486,157)
Accumulated Deficit               (126,003)   (1,956,122)  (1)(1,956,122)     (126,003)
                                 ----------  ------------                  ------------
  Total Stockholders' deficit     ( 68,968)   (1,190,531)                   (1,259,499)
                                 ----------  ------------                  ------------
Total liabilities and
Stockholders' deficit            $      68   $     1,235                   $     1,303
                                 ==========  ============                  ============

NOTES  TO  PRO  FORMA  CONSOLIDATED  CONDENSED  FINANCIAL  STATEMENTS

On June 4, 2004 6,386,439 shares of Sportan common stock were issued to Pharma shareholders for all outstanding Pharma common shares.




ITEM  8.     CHANGE  IN  FISCAL  YEAR

     Concurrent with the Stock Transaction, the Company's management elected to change its fiscal year-end from September 30 to December 31. The Company's next periodic filing in accordance with the Securities Exchange Act of 1934, as amended, will be a Form 10-QSB for the three and six months ended June 30, 2004.


ITEM  9.     REGULATION  FD  DISCLOSURE.

             Inapplicable.

ITEM  10.    AMENDMENT  TO  THE  REGISTRANT'S  CODE  OF ETHICS , OR WAIVER OF A
             PROVISION  OF  THE  CODE  of  ETHICS.

             Inapplicable.

ITEM 11.     TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT
             PLANS

ITEM  12.    RESULTS  OF  OPERATION  AND  FINANCIAL  CONDITION

The following exhibits are to be filed as part of this 8-k:

  EXHIBIT NO.          IDENTIFICATION OF EXHIBIT

     Exhibit 2.1(2)    Stock Purchase Agreement dated May 5, 2004.
     Exhibit 3.1(1)    Articles of Incorporation of Sportan United Industries,
                       Inc.
     Exhibit 3.2(1)    Bylaws of Sportan United Industries, Inc.
     Exhibit 4.1(1)    Common Stock Certificate, Sportan United Industries, Inc.
     Exhibit 10.1(1)   Sportan United Industries, Inc. 1999 Stock Option Plan
     Exhibit 10.2(2)   Employment Agreement with Warren C. Lau
     Exhibit 10.3(2)   Employment Agreement with William Rouse.
     Exhibit 10.4(2)   Employment Agreement with Wayne Fritzshe.
     Exhibit 10.5(2)   Director's Agreement with Jeffrey Adduci
     Exhibit 10.6(2)   Director's Agreement with Robert H. Gow
     Exhibit 10.7(2)   Director's Agreement with Warren C. Lau

----------------

(1)  Filed  previously  on  registration  statement  Form  10-SB  SEC  File  No.
     000-25513.
(2)  Filed  herewith.



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 SPORTAN UNITED INDUSTRIES, INC.



                                 By:  Jason  Otteson
                                 -------------------
                                 Chief Executive Officer



DATE:  June 4, 2004

                                  END OF FILING


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